Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-180221, 333-187545, 333-192016, 333-194260, 333-202332, 333-209683 and 333-211198 on Form S-8 of our reports dated March 1, 2017, relating to the consolidated financial statements of Yelp Inc. and subsidiaries, and the effectiveness of Yelp Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Yelp Inc. for the year ended December 31, 2016.

DELOITTE & TOUCHE LLP

San Francisco, California
March 1, 2017